UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 7, 2018

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Compensatory Arrangements of Certain Officers

On March 7, 2018, the Board of Directors of The Joint Corp. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), approved a 2018 Executive Short-Term Incentive Plan (the “2018 Executive STIP”) under which the Company’s President and Chief Executive Officer and its Chief Financial Officer are eligible to receive compensation in the form of cash. This 2018 Executive STIP replaces the 2017 Executive Short-Term Incentive Plan adopted on May 9, 2017.

Participants in the 2018 Executive STIP will receive payment only if the Company achieves its budgeted EBITDA for 2018, which will be established by the Board of Directors of the Company. The Executive STIP bonus pool will be combined with the bonus pool for the 2018 Non-Executive Short-Term Incentive Plan (the “Combined Pool”). The Compensation Committee will establish the maximum amount that may be allocated to the Combined Pool, and the amount by which the actual EBITDA exceeds the budgeted EBITDA will be allocated to the Combined Pool up to the established maximum. The amount allocated to the Combined Pool will then be paid to the participants in both the 2018 Executive STIP and the 2018 Non-Executive Short-Term Incentive Plan on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award. The President and CEO’s targeted STIP award will not exceed 50% of his base salary. The CFO’s STIP award will not exceed 40% of his salary.

Notwithstanding the foregoing, in the event that the actual EBITDA for 2018 after the funding of the maximum amount allocated to the Combined Pool as described in the previous paragraph (“Revised EBITDA”) exceeds the budgeted EBITDA for 2018, the maximum targeted STIP award for the President and CEO would increase to 75% of his base salary and the maximum targeted STIP award for the CFO would increase to 60% of his base salary. In that event, 25% of each dollar by which Revised EBITDA exceeds the budgeted EBITDA will be added to the Combined Pool and allocated to the participants in both the 2018 Executive STIP and the 2018 Non-Executive Short-Term Incentive Plan on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award, as adjusted.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2018.

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer